Exhibit 10.7

Geological Report on the Waterloo Creek Property

SUMMARY REPORT

ON THE

WATERLOO CREEK PROPERTY

VANCOUVER ISLAND, BC

May 15, 2006

By:

Greg Thomson B.Sc., P.Geo.

and

James Laird, Laird Exploration Ltd.

TABLE OF CONTENTS

Page

EXECUTIVE SUMMARY

1

1.0

INTRODUCTION

2

1.1

Terms of Reference

2

1.2

Location and Access

3

1.3

Topography, Climate, Vegetation

3

1.4

Property Status

4

1.5

Previous Work

5

2.0

GEOLOGY

5

2.1

Regional Geology

5

2.2

Property Geology

5

3.0

CONCLUSIONS AND RECOMMENDATIONS

7

4.0

REFERENCES

9

5.0

STATEMENTS OF QUALIFICATIONS

10

EXECUTIVE SUMMARY

1.

The Waterloo Creek Property is located west of the town of Bowser, B.C. on the east-central coastal region of Vancouver Island. The property comprises two mineral claims totaling 189.112 hectares in area.  Access to the property is gained via logging roads from Bowser up the Rosewall Creek drainage to the north-east slope of Mt Curran.

2.

The Waterloo Creek Property contains multi-element mineralization (Au, Ag, Cu, Co, Hg, Sb) hosted within an intrusive stock work zone at least 100 metres in length and 2-5 metres in width.  The primary exploration target is gold mineralization hosted by an epithermal-related mineral system.

The property has undergone only minor exploration carried out in the 1980’s.  This work consisted of prospecting, rock sampling and the drilling of two short diamond drill holes.  There is a small discrepancy in location plotting of the main mineralization (<100 m) between the BC Government Minfile and the original prospector’s maps, the Minfile plot has been retained until GPS readings can be obtained.

3.

A proposed work program includes construction of a control grid, geological mapping and rock sampling of all showings, a soil and silt geochemical sampling program, IP geophysical survey, and trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

1.0

INTRODUCTION

1.1

Terms of Reference

This summary report is a compilation of geological data and production records currently available regarding the Waterloo Creek Property, located west of the town of Bowser, B.C. on the east-central coastal region of Vancouver Island.  Historical information from Laird Exploration Ltd. files, the BC Department of Mines, the Geological Survey of Canada and other sources has been reviewed and used where pertinent.

1.2

Location and Access

The Waterloo Creek Property is reached from Nanaimo by driving the Island Highway north to the vicinity of Rosewall Creek.  The Rosewall Creek road is followed for 6.5 km west, where a smaller secondary road branches to the right and is followed for 1.5 km north before reaching Wilfred Creek.  An old logging road to the south bisects the property.

1.3

Topography, Climate, Vegetation

Topography is moderate to steep, particularly along the creek beds.

Vegetation is mostly second growth timber with considerable undergrowth, which conceals much of the outcrop in the area and makes movement through the area somewhat difficult.  The property is within an area of moderate to heavy precipitation. Heavy accumulations of snow can be expected at higher elevations from November to March.

1.4

Property Status

The Waterloo Creek Property comprises two mineral claims containing 9 cell claim units totaling 189.112 hectares in area.

BC Tenure #

Work Due Date

Cells

Total Area (Hectares)

525454

Jan. 14/07

1

  21.066

532950

Apr. 24/07

8

168.046

189.112

1.5

Previous Work

The only known exploration on the Waterloo Creek Property was carried out in 1985 and 1988/89, by prospectors S. Anderson and B. Buskell, who named the property C.I.H.  During this period the property was explored through prospecting, surface rock sampling and the drilling of two short diamond drill holes.  The main showing was explored in 1985 by surface sampling using a small portable packsack drill, which was used to blast outcrops in 11 locations.  Four sample results were reported from this work containing encouraging values in gold and other anomalous values.

Two diamond drill holes were drilled from a common set-up over an extended period during 1988 and 1989.  The first hole totaled 53.3 metres, while the second hole totaled 38.1 metres.  Significant concentrations of pyrite, arsenopyrite and minor chalcopyrite were reported in the first drill hole across approximately 9 metres, however only minor sampling was carried out producing inconclusive results.

2.0

GEOLOGY

2.1

Regional Geology

The property area is underlain by basalts, breccias, diabase and gabbro belonging to the Upper Triassic Karmutsen Formation.  Cretaceous coal-bearing sediments of the Nanaimo Group occur to the east of the property, unconformably overlying Karmutsen basalts.  Minor granitic dikes of probable Tertiary age intrude the older rocks.

2.2

Property Geology

Little information has been reported on specific geological aspects of the Waterloo Creek Property area.  The only information available pertains to the main showing area located on the property.

The mineral showing area lies along a fault zone occurring within a distinct canyon measuring approximately 5 metres wide by 15 metres deep.  The fault zone contains an intrusive stockwork body consisting of silicified felsite to rhyolite composition.  The stockwork zone has been followed for about 100 metres along the canyon and varies between 2.5 to 5 metres wide.  The stockwork zone is terminated at the east end by a fault and the other end by an altered dyke.

The stockwork is mineralized with strong concentrations of pyrite, and arsenopyrite, associated with variable concentrations of chalcopyrite, sphalerite, stibnite, erythrite and cinnabar.

Several rock samples reported in BC Assessment Report #14419 (1986) contained highly anomalous values including sample no.1, which assayed

975 ppb gold and 1410 ppm copper and sample no. 7, which assayed 1050 ppb gold.  A second separate sample also called no.1 assayed 2640 ppb gold, > 40,000 ppm arsenic, 1720 ppm copper, 620 ppm cobalt and 3.0 ppm silver.  Another sample assayed 0.048 oz/ton gold.

A rock sample (no. 11) reported in BC Assessment Report #18747 (1989) assayed 0.22 oz/ton gold, 0.28 oz/ton silver, 675 ppm cobalt and 2130 ppm copper.

During the 1989 diamond drilling program, the felsite/rhyolite zone was intersected in drillhole number one, from 28 to 37 metres, containing high concentrations of pyrite, arsenopyrite and some chalcopyrite.  Only three samples were reported from the drilling program, with one assay containing 0.012 oz/ton gold.

The depositional style and content of the mineralization is consistent with other mineral deposits on Vancouver Island of known Tertiary age.  The felsic intrusive dikes are of probable Tertiary age, and host the known mineralization.  Similar intrusives are intimately associated with gold and copper mineralization at the nearby Mt. Washington Mine, and host the bonanza-grade gold veins at Zeballos.

3.0

CONCLUSIONS AND RECOMMENDATIONS

The Waterloo Creek property contains mineralization that is likely associated with an epithermal style of mineral deposit. The property contains significant gold values associated with high concentrations of arsenopyrite and other elements typical of epithermal mineral environments.  Due to the minor amount of exploration carried out on the property area, further investigation is recommended to determine the extent and style of mineralization present on the property.

A proposed work program includes construction of a control grid, geological mapping and rock sampling, a soil and silt geochemical sampling program, IP geophysical survey, and rock trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

The anticipated costs of this development are presented in three results-contingent stages.

Phase 1

Reconnaissance geological mapping, prospecting and

rock sampling.

 $25,000.00

Phase 2

Detailed geological mapping and rock sampling, grid construction,

soil and silt geochemical survey, IP survey, establish drill and trenching targets.

$100,000.00

Phase 3

1000 metres of diamond drilling including geological

supervision, assays, report and other ancillary costs.

$175,000.00

TOTAL

$300,000.00

4.0

REFERENCES

Anderson, S., Buskell, B. (1986)

Exploration Report on C.I.H. #1 Claim

Assessment Report 14441

Buskell, B. (1989)

Diamond Drilling Report C.I.H. No.1 Claim

Assessment Report 18747

Carson, D.J.T. (1973): The plutonic rocks of Vancouver Island: Geological Survey of Canada, Paper 72-44, 70 pages.

Carson, D.J.T. (1968): Metallogenic study of Vancouver Island with emphasis on the Relationship of Plutonic Rocks to Mineral Deposits, Ph.D. thesis, Carlton University, Ottawa.

Carson, D.J.T. (1969): Tertiary Mineral Deposits of Vancouver Island; CIM Bulletin, Volume 62, Number 685, May, pages 511-519.

Muller, J.E. (1989-1): Tertiary Low-Angle Faulting and Related Gold and Copper Mineralization on Mt. Washington, Vancouver Island B.C.  Ministry of Energy, Mines and Petroleum Resources, Paper 1989-1.

5.0

STATEMENTS OF QUALIFICATIONS

I:

Gregory R. Thomson, of Langley, B.C., do hereby certify:

That I am a Professional Geoscientist registered in the Province of British Columbia.

That I am a graduate Geologist from the University of British Columbia (1970) and have over 25 years of mineral exploration experience in the Province of British Columbia.

That the information contained in this report was based upon a review of previous reports and geological studies related to the property area, and of personal experience with local geology gained while employed as a consulting geologist on Vancouver Island.

I have read National Instrument 43-101, Form 43-101F1 and this report has been prepared in essential compliance with N1 43-101 and Form 43-101F1.

Dated at Vancouver, BC, May 15, 2006

By: “Gregory R. Thomson, P. Geologist”

STATEMENT OF QUALIFICATIONS

I,

James W. Laird do state that:

My address is PO Box 672, Lions Bay, BC  V0N 2E0

I am a prospector and mining exploration contractor and have been for more than 25 years, and I have 25 years experience working on Vancouver Island.

I have completed the BC EMPR course “Advanced Mineral Exploration for Prospectors, 1980”.

I am very familiar with the geology of the project area and have extensively worked on similar deposits on Vancouver Island.

James W. Laird

Laird Exploration Ltd.

May 15, 2006